Seligman Value Fund Series, Inc.
                                                SUB-ITEM 77I: Exhibit
                                        Terms of new and amended securities


Information regarding the sales charges in respect of the Registrant's Class A shares, effective as of January 7, 2008, and the conversion of the Registrant's Class D shares into Class C shares, effective as of the close of business on May 16, 2008, is incorporated by reference to the Registrant's Prospectus filed on Form 497 on May 5, 2008 (SEC Accession No. 0001193125-08-102267).